EXHIBIT 99.1



                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
           BY CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350.


I, Charles L. Smith, the President, Chief Operating Officer and Chief Financial Officer of Summit Life Corporation, hereby certify that this Report, which contains the following financial statements: the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows and the notes to the consolidated financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in this Report presents fairly, in all material respects, the financial condition and results of operations of Summit Life Corporation.

                                               /s/ Charles L. Smith
                                              ----------------------------------
                                              Charles L. Smith
                                              President, Chief Operating Officer
                                              and Chief Financial Officer
                                              March 27, 2003
























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